UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 15, 2007
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas (Address of principal executive offices)	75056 (Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On August 15, 2007, as a result of the resignation of Mr. Taft as further described below under Item 5.02, the employment agreement between Pizza Inn, Inc. (the “Company”) and Mr. Taft terminated.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 15, 2007, Tim Taft submitted to the Company’s Board of Directors, his written notice of resignation as a director and President and Chief Executive Officer of the Company, effective immediately. In connection with Mr. Taft’s separation from the Company, the Company has agreed to pay Mr. Taft severance of $300,000 (representing one year of salary), payable in twelve equal monthly installments.
Effective August 15, 2007, the Company appointed Charlie Morrison, age 39, as Interim Chief Executive Officer of the Company. Mr. Morrison currently serves as Chief Financial Officer of the Company. Prior to joining the Company, Mr. Morrison, served as President of Steak and Ale and The Tavern, a restaurant company that is a division of Metromedia Restaurant Group, located in Plano, Texas from 2005 to November 2006. Mr. Morrison served from 2004 to 2005 as Chief Financial Officer for both Steak and Ale and Ponderosa (Ponderosa is also a restaurant company that is a division of Metromedia Restaurant Group). From 1997 to 2004, Mr. Morrison served in multiple roles as Vice President of Finance, Vice President of Product Management and Director of Strategic Planning for Kinko’s, Inc.
Effective August 15, 2007, the Company’s Board of Directors appointed Clinton Coleman, age 30, to fill the board vacancy resulting from Mr. Taft’s departure. Mr. Coleman is a Vice President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P. (“Newcastle”). Mr. Coleman is also currently the Interim Chief Executive Officer and a director of Bell Industries Inc., a computer systems integrator. Between July 2006 and January 2007, Mr. Coleman also served as Interim Chief Financial Officer of Pizza Inn, Inc. Mr. Coleman’s service on the Company’s Board of Directors will be on the same terms and arrangements applicable to all other non-employee members of the Board, including compensation arrangements. Newcastle has purchased and currently holds the Company’s securities and collectively Newcastle and its affiliates, including Mr. Coleman, beneficially own more than 5% of the Company’s outstanding common stock.
Item 8.01. Other Events.
On August 15, 2007, the Company issued a press release announcing the appointments of Mr. Morrison as the Interim Chief Executive Officer of the Company and the resignation of Mr. Taft as a director and President and Chief Executive Officer. The copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description of Exhibit
99.1	Press Release issued on August 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: August 16, 2007	By:	/s/ Charles R. Morrison
Charles R. Morrison,
Interim Chief Executive Officer